Exhibit 99.1

Roblox Expects Approximately $1.5 Billion of Revenue, $2.1 Billion in Non-GAAP Bookings For Year Ending December 31, 2021

March 2, 2021

SAN MATEO—(BUSINESS WIRE)—Roblox Corporation (the “Company”), a global online platform bringing people together through play, today issued guidance for its first quarter ending March 31, 2021, its second quarter ending June 30, 2021 and for the full year ending December 31, 2021. For more information, see below or visit https://ir.roblox.com.

Financial Outlook

For the first quarter of 2021, the Company currently expects:

•	Daily Active Users, or DAUs: 37.6 million to 39.6 million, representing year-over-year growth of 59% to 68%.

•	Hours engaged: 8,600 million to 9,000 million hours, representing year-over-year growth of 76% to 85%.

•	Revenue: $320 million to $335 million, representing year-over-year growth of 98% to 107%.

•	Non-GAAP Bookings: $550 million to $575 million, representing year-over-year growth of 120% to 130%.

•	$51 million of one-time expenses related to the Company’s direct listing.

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Fully Diluted Share Count: Approximately 652 million shares as of March 31, 2021. This measure is calculated on a treasury stock method basis with respect to all common and preferred shares assuming a hypothetical per-share price of $45, the price at which we issued our preferred stock in the latest round of private funding.

For the second quarter of 2021, the Company currently expects:

•	Daily Active Users, or DAUs: 34.5 million to 36.3 million, representing year-over-year growth of 3% to 9%.

•	Hours engaged: 7,600 million to 8,000 million, representing year-over-year growth of -11% to -7%.

•	Revenue: $350 million to $372 million, representing year-over-year growth of 75% to 86%.

•	Non-GAAP Bookings: $500 million to $525 million, representing year-over-year growth of 1% to 6%.

“We headed into 2020 with strong organic growth which was further bolstered by social distancing restrictions. As those restrictions ease, we expect the rates of growth in 2021 will be well below the rates in 2020, however, we believe we will see absolute growth in most of our core metrics for the full year. We also expect that by expanding further into older age demographics and growing internationally in regions like western Europe and east Asia, we will have significant opportunities to grow our business at higher rates again starting in 2022 and beyond,” said Michael Guthrie, Chief Financial Officer of Roblox. “We remain confident in our mission and the opportunity ahead as we become the platform of choice for people to come together to create, connect and explore millions of immersive, virtual experiences together.”

For the full year 2021, the Company currently expects:

•	Daily Active Users, or DAUs: 34.6 million to 36.4 million, representing year-over-year growth of 6% to 12%.

•	Hours engaged: 29,800 million to 31,400 million, representing year-over-year growth of -3% to 3%.

•	Revenue: $1,440 million to $1,515 million, representing year-over-year growth of 56% to 64%.

•	Non-GAAP Bookings: $2,000 million to $2,125 million, representing year-over-year growth of 6% to 13%.

•	Net cash provided by Operating Activities: $320 million to $340 million, including $51 million of one-time expenses related to the Company’s direct listing.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including GAAP and non-GAAP guidance for the first quarter ending March 31, 2021, second quarter ending June 30, 2021, and year ending December 31, 2021, the calculation of certain of our key financial and operating metrics and expectations, our ability to expand our age demographic and grow internationally or achieve high rates of growth in 2022 and beyond, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concern our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact of COVID pandemic restrictions on our business; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; news or social media coverage of the Company, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to user or third-party data. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our registration statement on Form S-1, as filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Definitions of Operating Metrics

We use the following operating metrics in this release: daily active users (“DAUs”), and hours engaged. DAU is an operating metric that we believe provides useful information to our management and investors about the size of the audience engaged on our platform, and we define a DAU as a user who has logged in and visited Roblox through our website or application on a unique registered account on a given calendar day. in a 24 hour period. If a registered, logged in user visits Roblox more than once within a 24-hour period that spans two calendar days, that user is counted as a DAU only for the first calendar day.

Hours engaged is an operating metric that we believe provides useful information to our management and investors in that the growth in hours engaged on our platform reflects the increasing value of our platform. We define hours engaged as the time spent by our users on the platform, which includes time spent in experiences, which refer to the titles that have been created by developers, and also within platform features such as chat and avatar personalization and we calculate total hours engaged as the aggregate of user session lengths in a given period. DAUs for a specified period is the average of the DAUs for each day during that period.

Non-GAAP Financial Measure

Bookings is a non-GAAP financial measure we use to evaluate our ongoing operations and for internal planning and forecasting purposes. We define bookings as revenue plus the change in deferred revenue in a given period without giving effect to certain non-cash adjustments. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Over the long-term, the factors impacting our revenue and bookings trends are the same. However, in the short-term, there are factors that may cause revenue and bookings trends to differ in any period.

We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. However, non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Bookings is not a substitute for revenue. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measure to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Bookings,” and not to rely on any single financial measure to evaluate our business.

Prospective financial information for any period during the year ending December 31, 2021 is unaudited.

Reconciliation of Revenue to Bookings

A reconciliation is provided below for any non-GAAP financial measures provided above to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Numbers below are based on the current expectations of the Company for each of the shown periods and are not a guarantee of future performance or results. For 2021 estimates, numbers reflect midpoint of the estimated range for such measures.

	Three Months Ended		Year Ended
	Mar 31, 2021E	Jun 30, 2021E	Dec 31, 2021E
	(in millions)
Reconciliation of revenue to bookings*:
Revenue	$328	$361	$1,478
Add (deduct):
Change in deferred revenue	235	152	585

Bookings	$563	$513	$2,063

*	Numbers presented are estimates and reflect the midpoint of the estimated range for such measures.

About Roblox

Roblox’s mission is to build a human co-experience platform that enables shared experiences among billions of users. Every day, more than 36 million people around the world have fun with friends as they explore millions of immersive digital experiences. All of these experiences are built by the Roblox community, made up of over five million creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.